UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2015

Geeknet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111216 Waples Mill Road, Suite 103

Fairfax, VA 22030

(Address of principal executive offices, including zip code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

Merger Agreement

On May 25, 2015, Geeknet, Inc. (“Geeknet” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hot Topic, Inc., a California corporation (“Hot Topic”), and Gadget Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Hot Topic (“Acquisition Sub”).  The Merger Agreement provides, among other things, that Acquisition Sub will, upon the terms and subject to the conditions set forth therein, conduct a tender offer for all of the Company’s common stock, par value $0.001 per share (the “Company Stock”) and then merge with and into the Company.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, Acquisition Sub will commence a tender offer (the “Offer”) no later than June 19, 2015 to acquire all outstanding shares of Company Stock at a purchase price of $17.50 per share (the “Offer Price”), net to the seller in cash, without interest, less any required withholding taxes.  The Merger Agreement further provides that, upon the terms and subject to the conditions set forth therein, following completion of the Offer, Acquisition Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Hot Topic (the “Merger”).  The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote being required to consummate the Merger.  In the Merger, each outstanding share of Company Stock (other than shares of Company Stock held by the Company, Hot Topic or Acquisition Sub or held by stockholders who are entitled to demand, and who properly demand, appraisal rights under Delaware law) will be converted into the right to receive cash in an amount equal to the Offer Price, subject to any required withholding of taxes and without interest.

The Offer is subject to customary conditions, including, among other things, (i) the absence of a termination of the Merger Agreement in accordance with its terms, (ii) that the number of shares of Company Stock validly tendered in accordance with the terms of the Offer and not properly withdrawn, together with the number of shares of Company Stock (if any) then owned by Hot Topic or Acquisition Sub, represents a majority of the shares of Company Stock then outstanding, (iii) that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, shall have expired or otherwise been terminated and (iv) that no governmental authority shall have enacted any law or order which makes the Offer or the Merger illegal or otherwise prohibits the consummation of the Offer or the Merger.  The Offer also is subject to other conditions customary for a transaction of this type.

The Merger is subject to the following closing conditions:  (i) Acquisition Sub having accepted for payment all shares of Company Stock validly tendered and not withdrawn in the Offer and (ii) no governmental authority having enacted any law or order which makes the Merger illegal or otherwise prohibits the consummation of the Merger.

The board of directors of the Company has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, in accordance with the requirements of Delaware law and (iii) resolved to recommend that the stockholders of the Company accept the Offer and tender their shares of Company Stock to Acquisition Sub in the Offer.  The board of directors of Hot Topic has also approved the Offer and the Merger.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among other things, a covenant of the Company not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions.

The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with superior proposals.  Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Hot Topic a termination fee of approximately $3.66 million or reimburse Hot Topic and its affiliates for transaction expenses up to a maximum of $1.22 million.  Any expense reimbursement payable to Hot Topic and its affiliates would offset such amount of any termination fee payable by the Company under the terms of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about Hot Topic, Geeknet, Acquisition Sub or their respective subsidiaries and affiliates.  The Merger Agreement contains representations and warranties by Hot Topic and Acquisition Sub, on the one hand, and by Geeknet, on the other hand, made solely for the benefit of the other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered by each party in connection with the signing of the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between Hot Topic and Acquisition Sub, on the one hand, and Geeknet, on the other hand.  Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about Hot Topic or Geeknet at the time they were made or otherwise.  In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Geeknet’s public disclosures.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Merger Agreement, the Offer, the Merger, Hot Topic, Geeknet, their respective affiliates and their respective businesses, included in reports, statements and other filings that Geeknet and Hot Topic make with the SEC.

Tender and Support Agreements

On May 25, 2015, Kenneth G. Langone and Eric Semler (together the “Stockholders”) entered into tender and support agreements (the “Tender and Support Agreements”) with Hot Topic and Acquisition Sub, pursuant to which the Stockholders have agreed to tender all shares of Company Stock beneficially owned by such Stockholders in the Offer and otherwise support the transactions contemplated by the Merger Agreement.  The Tender and Support Agreements terminate upon certain events, including any termination of the Merger Agreement in accordance with its terms and amendments to the Offer or Merger that reduces the Offer Price or changes the form of consideration payable in the Offer or the Merger.  In addition, the Stockholders’ obligations to support the transactions contemplated by the Merger Agreement terminate if the board of directors of the Company withdraws or modifies its recommendation that the stockholders of the Company accept the Offer and tender their shares of

Company Stock to Acquisition Sub in the Offer.  In such case, any shares tendered by the Stockholders would be returned to the Stockholders.

The foregoing description of the Tender and Support Agreements is qualified in its entirety by the full text of such agreements, copies of which are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, and are incorporated by reference herein.

Item 8.01                                           Other Events.

On May 26, 2015, Hot Topic and Geeknet issued a joint press release (the “Press Release”) announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

*****

Important Information

The tender offer for the outstanding common stock of the Company referred to in this document has not yet commenced.  This document is not an offer to purchase or a solicitation of an offer to sell shares of the Company’s common stock.  The solicitation and the offer to purchase shares of the Company’s common stock will only be made pursuant to an offer to purchase and related materials that Hot Topic and Acquisition Sub intend to file with the SEC.  At the time the tender offer is commenced, Hot Topic and Acquisition Sub will file a Tender Offer Statement on Schedule TO with the SEC, and soon thereafter the Company will file a Solicitation / Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov.

Forward-Looking Statements

This Form 8-K contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. Geeknet, Inc. (“Geeknet”)  intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 23, 2015 and in Geeknet’s subsequently filed Form 10-Q, as well as, among other things: (1) the ability to obtain requisite regulatory approvals required to complete the proposed transaction with Hot Topic and Acquisition Sub, (2) the satisfaction of the conditions to the consummation of the proposed transaction, (3) the timing of the completion of the proposed transaction and (4) the potential impact of the announcement or consummation of the proposed transaction on our relationships, including with employees, suppliers and customers.  Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Geeknet does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events.

Item 9.01.                                        Financial Statements and Exhibits

(d)              Exhibits.

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger, dated as of May 25, 2015, among Geeknet, Inc., Hot Topic, Inc. and Gadget Merger Sub Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, Geeknet, Inc. hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.)

10.1	Tender and Support Agreement, dated as of May 25, 2015, among Kenneth G. Langone, Hot Topic, Inc. and Gadget Merger Sub Inc.
10.2	Tender and Support Agreement, dated as of May 25, 2015, among Eric Semler, Hot Topic, Inc. and Gadget Merger Sub Inc.
99.1	Joint Press Release, dated May 26, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC.
Date: May 26, 2015	By:	/s/ Kathryn K. McCarthy
	Name:	Kathryn K. McCarthy,
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger, dated as of May 25, 2015, among Geeknet, Inc., Hot Topic, Inc. and Gadget Merger Sub Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, Geeknet, Inc. hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.)

10.1	Tender and Support Agreement, dated as of May 25, 2015, among Kenneth G. Langone, Hot Topic, Inc. and Gadget Merger Sub Inc.
10.2	Tender and Support Agreement, dated as of May 25, 2015, among Eric Semler,Hot Topic, Inc. and Gadget Merger Sub Inc.
99.1	Joint Press Release, dated May 26, 2015